Exhibit 4.4

FINAL VERSION

THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

by and among

DIRECTOUCH HOLDINGS LIMITED

DIRECTOUCH MANAGEMENT LIMITED

BEIJING CHUKONG AIPU TECHNOLOGY CO. LTD.

BEIJING CHUKONG TECHNOLOGY CO. LTD.

BEIJING WAN’AI INTERNET TECHNOLOGY CO. LTD.

CHENGDU CHUKONG TECHNOLOGY CO. LTD.

XIAMEN YAJI SOFTWARE CO. LTD.

BEIJING TIANSHENGCHENGYE INFORMATION TECHNOLOGY CO. LTD.

CHEN HAOZHI

LIU GUANQUN

MA FEI

DIRECTOUCH SUCCESS PARTNERS LIMITED

DIRECTOUCH GROUP LIMITED

DIRECTOUCH DEVELOPMENT GROUP LIMITED

and

BRIGHTFISH INVESTMENT LTD

GGV CAPITAL IV L.P.

GGV CAPITAL IV ENTREPRENEURS FUND L.P.

GGV CT LIMITED

STEAMBOAT VENTURES V, L.P.

NORTHERN LIGHT VENTURE CAPITAL II, LTD.

SEQUOIA CAPITAL 2010 CV HOLDCO, LTD.

Dated October 18, 2013

US$50,000,000.00

SERIES D PREFERRED SHARES

TABLE OF CONTENT

1.	INTERPRETATION	3

2.	INFORMATION RIGHTS	9

3.	REGISTRATION RIGHTS	11

4.	PARTICIPATION	21

5.	TRANSFER RESTRICTIONS	24

6.	DRAG-ALONG RIGHTS	29

7.	ASSIGNMENT AND AMENDMENT	31

8.	CONFIDENTIALITY AND NON-DISCLOSURE	32

9.	PROTECTIVE PROVISIONS	33

10.	ADDITIONAL COVENANTS	36

11.	GENERAL PROVISIONS	43

SCHEDULES

SCHEDULE A	FOUNDERS

SCHEDULE B	DEED OF ADHERENCE

SCHEDULE C	PFIC ANNUAL INFORMATION STATEMENT

SCHEDULE D-1	LIST OF SERIES B INVESTORS

SCHEDULE D-2	LIST OF SERIES C INVESTORS

SCHEDULE D-3	LIST OF SERIES D INVESTORS

THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This THIRD AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into on October 18, 2013 by and among

(i)	Directouch Holdings Limited (the “Company”), an exempted company duly established and validly existing under the laws of the Cayman Islands;

(ii)	Directouch Management Limited (the “HK Co.”), a limited liability company established under the laws of Hong Kong;

(iii)	Beijing Chukong Aipu Technology Co., Ltd. , a wholly foreign owned enterprise established by the HK Co. under the laws of the PRC (the “WFOE”, together with PRC Companies (as defined below), the “PRC Subsidiaries”);

(iv)	Beijing Chukong Technology Co., Ltd. , a limited liability company established under the laws of the PRC (“Chukong”);

(v)	Beijing Wan’ai Internet Technology Co., Ltd. , a limited liability company established under the laws of the PRC (“Wan’ai”);

(vi)	Chengdu Chukong Technology Co., Ltd. , a limited liability company established under the laws of the PRC (“Chengdu Chukong”);

(vii)	Xiamen Yaji Software Co., Ltd. , a limited liability company established under the laws of the PRC (“Xiamen Yaji”);

(viii)	Beijing Tianshengchengye Information Technology Co., Ltd. , a limited liability company established under the laws of the PRC (“Tianshengchengye”, together with Chukong, Wan’ai, Chengdu Chukong, Xiamen Yaji, the “PRC Companies”);

(ix)	the founders listed on Schedule A who are also full time employees of the Group Companies (the “Founders”, together with any other party who may become a holder of Ordinary Shares, the “Ordinary Holders”);

(x)	Directouch Success Partners Limited, a business entity established under the laws of the British Virgin Islands (“BVI 1”);

(xi)	Directouch Group Limited, a business entity established under the laws of the British Virgin Islands (“BVI 2”);

(xii)	Directouch Development Group Limited, a limited liability company established under the laws of the British Virgin Islands (“BVI 3”, together with BVI 1 and BVI 2, the “BVI Companies”);

(xiii)	Northern Light Venture Capital II, Ltd (the “Series A Investor”);

(xiv)	the Investors listed on Schedule D-1 (the “Series B Investors”);

(xv)	the Investors listed on Schedule D-2 (the “Series C Investors”) and

(xvi)	the Investors listed on Schedule D-3 (the “Series D Investors”, together with the Series A Investor, Series B Investors and Series C Investors, the “Investors”);

For the purpose of this Agreement, the Company, the HK Co., the PRC Subsidiaries and all other direct or indirect subsidiaries of the foregoing shall each be referred to as a “Group Company”, and collectively, the “Group Companies”. Capitalized terms used herein not otherwise defined hereunder shall have the meanings ascribed to such terms in the Series D Purchase Agreement (as defined below).

RECITALS

A. The Series A Investor, the Series B Investors, the Series C Investors, the Company, the Founders, the BVI Companies, the HK Co the WFOE, Chukong and Wan’ai entered into a Second Amended and Restated Shareholders Agreement dated August 28, 2012 (the “Prior Agreement”).

B. The Investors, the Company and the Founders and other parties as stated therein have entered into a Series D Preferred Share Purchase Agreement dated of even date hereof (the “Series D Purchase Agreement”), according to which the Investors agrees to purchase from the Company, and the Company agrees to sell to the Investors, certain series D convertible, redeemable and participating preferred shares, par value US$0.000002 per share, of the Company (the “Series D Preferred Shares”).

C. The Series D Purchase Agreement provides that the amendment and restatement of the Prior Agreement by execution and delivery of this Agreement by the parties is a condition precedent to the consummation of the transactions contemplated thereunder.

D. The Parties hereto, representing all of the parties to the Prior Agreement, desire to amend and restate the Prior Agreement by entering into this Agreement on the terms and conditions set forth herein, which shall amend, restate, supersede and replace in its entirety the Prior Agreement.

E. The parties have agreed to enter into this Agreement in connection with the Company’s issuance of the Series D Preferred Shares.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	INTERPRETATION.

1.1 Definitions. The following terms shall have the meanings ascribed to them below:

“Accounting Principles” has the meaning set forth in Section 2.1(a).

“Additional Number” has the meaning set forth in Section 4.4(b).

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, and any shareholder, member or partner of such Person.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of Directors of the Company.

“Big Four Accounting Firms” means the following accountancy firms: Deloitte Touche Tohmatsu, PricewaterhouseCoopers, KPMG and Ernst & Young.

“Co-Sale Participant” has the meaning set forth in Section 5.2(c)(1).

“Commission” means (i) with respect to any offering of securities in the United States, the SEC or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the sale of securities in that jurisdiction.

“Company” has the meaning set forth in the preamble.

“Control” means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than 50% of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of the board of directors of such Person; the terms “Controlled” and “Controlling” have the meaning correlative to the foregoing.

“Conversion Shares” means the Ordinary Shares upon conversion of the Series A Preferred Shares, the Series B Preferred Shares, Series C Preferred Shares or the Series D Preferred Shares, as the case may be.

“Covenantors” has the meaning set forth in Section 10.10(a).

“Deemed Liquidation Event” has the meaning set forth in the Restated Articles.

“Disclosing party” has the meaning set forth in Section 8.3.

“Drag-Along Notice” has the meaning set forth in Section 6.2. “Drag-Along Sale” has the meaning set forth in Section 6.1(a).

“Directors” means the members of the Board for the time being of the Company.

“Earn-Out ESOP” has the meaning set forth in the Series D Share Purchase Agreement.

“Eligible Holder” means any Holder holding at least 1,000,000 Preferred Shares or Conversion Shares of the Company, as adjusted for share splits, subdivisions, combinations and the like.

“Equity Securities” has the meaning set forth in Section 5.6.

“Excepted Issuance” has the meaning set forth in the Restated Articles.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Financing Term” has the meaning set forth in Section 8.1.

“First Participation Notice” has the meaning set forth in Section 4.4(a).

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Founders” has the meaning set forth in the preamble.

“Group Company” has the meaning set forth in the preamble.

“HK Co.” has the meaning set forth in the preamble.

“Holders” means the holders of Registrable Securities and their transferees who receive Registrable Securities pursuant to the terms and subject to the conditions of this Agreement and the Restated Articles.

“Immediate Family Member” has the meaning set forth in Section 5.9.

“Indemnification Cap” has the meaning set forth in Section 10.10(b).

“Indemnified Parties” has the meaning set forth in Section 10.10(a).

“Information” has the meaning set forth in Section 10.6(j).

“Initiating Holders” means, with respect to a request duly made under Section 3.2 or Section 3.3 to register any Registrable Securities, the Holders initiating such request.

“Inspection Rights” has the meaning set forth in Section 2.2.

“Investors” has the meaning set forth in the preamble.

“Investor’s Favorable Terms” has the meaning set forth in Section 10.8.

“Losses” has the meaning set forth in Section 10.10(b).

“New Securities” has the meaning set forth in Section 4.3.

“Offered Shares” has the meaning set forth in Section 5.2(a).

“Option Period” has the meaning set forth in Section 5.2(b)(1).

“Ordinary Director” has the meaning given to such term in the Restated Articles.

“Ordinary Holders” has the meaning set forth in the preamble.

“Ordinary Share Equivalents” means any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares or any rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or convertible securities.

“Ordinary Shares” means the ordinary shares, par value US$0.000002 per share, of the Company.

“Participation Rights Holder” has the meaning set forth in Section 4.1.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“Permitted Transfer” has the meaning set forth in Section 5.9.

“Permitted Transferee” has the meaning set forth in Section 5.9.

“PFIC” has the meaning set forth in Section 10.9(b).

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement excludes the Hong Kong Special Administrative Region, Macau Special Administrative Region and the islands of Taiwan.

“PRC Companies” has the meaning set forth in the preamble.

“PRC Subsidiaries” has the meaning set forth in the preamble.

“Preferred Directors” has the meaning set forth in Section 10.6(d).

“Preferred Shares” means collectively, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares.

“Prior Agreement” has the meaning set forth in the recitals.

“Pro Rata Share” has the meaning set forth in Section 4.2.

“Pro Rata Portion” has the meaning set forth in Section 5.2(b)(2).

“Purchase and Co-Sale Notice” has the meaning set forth in Section 5.2(b)(1).

“Purchasing Holder” has the meaning set forth in Section 5.2(b)(1).

“Qualified IPO” has the meaning given to such term in the Restated Articles.

“Registrable Securities” means (i) the Preferred Shares, (ii) the Ordinary Shares issued upon conversion of the Preferred Shares and (iii) any Ordinary Shares of the Company issued as (or issuable upon the conversion, exchange or exercise of any Ordinary Share Equivalent issued) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii), excluding in all cases, however, any Registrable Securities sold by a Person in a transaction other than an assignment pursuant to Section 7.1.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings correlative to the foregoing.

“Registration Expenses” means all costs and expenses incurred by the Company and Holders in connection with a registration or offering (including fees of counsel to the selling shareholders) excluding Selling Expenses.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1 or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Request Notice” has the meaning set forth in Section 3.2(a).

“Restated Articles” means the Third Amended and Restated Memorandum and Articles of Association of the Company, as amended from time to time.

“Right Participants” has the meaning set forth in Section 4.4(b).

“Right of Participation” has the meaning set forth in Section 4.1.

“SEC” means the Securities and Exchange Commission of the United States.

“Second Participation Notice” has the meaning set forth in Section 4.4(b).

“Second Participation Period” has the meaning set forth in Section 4.4(b).

“Securities Act” means the United States Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

“Sequoia” means Sequoia Capital 2010 CV Holdco, Ltd.

“Series A Closing Date” means April 13, 2011.

“Series A Investor” has the meaning set forth in the preamble.

“Series A Preferred Director” means has the meaning set forth in Section 10.6(a).

“Series A Preferred Shares” means the Series A Preferred Shares of the Company, par value US$0.000002 per share, with the rights and privileges as set forth in the Restated Articles.

“Series A Purchase Agreement” means the Series A Preferred Share Purchase Agreement entered into by and among the Company, the Series A Investor and certain other parties thereto dated April 13, 2011.

“Series B Closing Date” means August 18, 2011.

“Series B Investors” has the meaning set forth in the preamble.

“Series B Lead Investor” means Steamboat Ventures V, L.P.

“Series B Preferred Director” has the meaning set forth in Section 10.6(b).

“Series B Preferred Shares” means the Series B Preferred Shares of the Company, par value US$0.000002 per share, with the rights and privileges as set forth in the Restated Articles

“Series B Purchase Agreement” means the Series B Preferred Share Purchase Agreement entered into by and among the Company, the Series B Investor and certain other parties thereto dated August 18, 2011.

“Series C Investors” has the meaning set forth in the preamble.

“Series C Lead Investor” means collectively GGV Capital IV L.P. and GGV Capital IV Entrepreneurs Fund L.P.

“Series C Preferred Director” has the meaning set forth in Section 10.6(c).

“Series C Preferred Shares” means the Series C Preferred Shares of the Company, par value US$0.000002 per share, with the rights and privileges as set forth in the Restated Articles.

“Series D Closing Date” means the date of Closing as contemplated under the Series D Purchase Agreement.

“Series D Investors” has the meaning set forth in the preamble.

“Series D Lead Investor” means the Brightfish Investment Ltd.

“Series D Preferred Director” has the meaning set forth in Section 10.6(c).

“Series D Preferred Shares” means the Series D Preferred Shares of the Company, par value US$0.000002 per share, with the rights and privileges as set forth in the Restated Articles.

“Series D Purchase Agreement” has the meaning set forth in the recitals.

“Subsidiary” has the meaning set forth in the Restated Articles.

“Transaction Agreements” has the meaning set forth in the Series D Purchase Agreement.

“Transfer” has the meaning set forth in Section 5.2(a).

“Transferor” has the meaning set forth in Section 5.2(a).

“Transfer Notice” has the meaning set forth in Section 5.2(a).

“United States” means the United States of America.

“US GAAP” means generally accepted accounting principles in the United States.

“Violation” has the meaning set forth in Section 3.8(a).

“WFOE” has the meaning set forth in the preamble.

1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Principles, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) “or” is not exclusive, (vii) all references in this Agreement to designated Schedules are to the Schedules attached to this Agreement unless explicitly stated otherwise, (viii) the term “including” will be deemed to be followed by “but not limited to,” (ix) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (x) the term “day” means “calendar day”, and (xi) all references to dollars are to currency of the United States.

1.3 Jurisdiction. The terms of this Agreement are drafted primarily in contemplation of a securities offering in the United States. The parties recognize, however, the possibility that there may be one or more securities offerings in a jurisdiction other than the United States. It is, accordingly, their intention that whenever this Agreement refers to a law, form, process or institution of the United States but the parties wish to effectuate a securities offering in a different jurisdiction, reference in this Agreement to the laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable laws, forms, processes or institutions of the jurisdiction in question.

2.	INFORMATION RIGHTS.

2.1 Information Rights. The Group Companies covenant and agree that, for so long as any Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Series D Preferred Shares are outstanding, the chief financial officer or financial controller of the Company, shall deliver to the Board, the Holders and if requested by any Holder, the Affiliates of such Holder:

(a) as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, audited financial statements for such fiscal year, including consolidated income statements and statements of cash flows for the Group Companies for such fiscal year and consolidated balance sheets for the Group Companies as of the end of the fiscal year, all prepared in accordance with the US GAAP (the “Accounting Principles”), consistently applied in accordance with prior practice, certified by the chief financial officer of the Company, and audited and certified by one of the Big Four Accounting Firm approved by the Board (including the approval of at least one Series A Preferred Director, one Series B Preferred Director, one Series C Preferred Director and one Series D Preferred Director), together with a management report including a comparison of financial results with the applicable budget, all prepared in English;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each financial year of the Company, consolidated unaudited income statements and statements of cash flows for such fiscal quarter and consolidated unaudited balance sheets for the Group Companies as of the end of such fiscal quarter, all prepared in accordance with the Accounting Principles consistently applied in accordance with prior practice, and certified by the chief financial officer of the Company, together with a management report including a comparison of financial results with the applicable budget, all prepared in English;

(c) as soon as practicable, but in any event within sixty (60) days after the end of each month, consolidated unaudited income statements and statements of cash flows for such month and consolidated unaudited balance sheets for the Group Companies as of the end of such month, all prepared in accordance with the Accounting Principles consistently applied in accordance with prior practice, and certified by the chief financial officer of the Company, together with a management report, including a headcount of the Group Companies, a comparison of financial results with the applicable budget, a bank statement for such month, and any other information reasonably requested by any Investor all prepared in English;

(d) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a capital and operating budget and business plan for the succeeding fiscal year for the Group Companies, including a balance sheet, a cash flow statement and a profit and loss statement and setting forth for each quarter during such succeeding fiscal year projected revenues, profits and operating expenses, certified by the chief financial officer of the Company;

(e) as soon as practicable, but in any event within thirty (30) days after the end of each fiscal year of the Company, updated and detailed capitalization table of the Company, HK Co., each PRC Subsidiary and each direct or indirect Subsidiary of the Company as of the end of the fiscal year;

(f) copies of all other documents or other information sent to any Person in such Person’s capacity as a shareholder of a Group Company, and notice of any material liabilities incurred by or threatened against, and any material lawsuit or other material claim filed or threatened against, any Group Company; and

(g) copies of any reports filed by the Group Companies with any relevant stock exchange, regulatory authority or governmental agency.

2.2 Inspection Rights. Each of the Group Companies further covenants and agrees that, for so long as any Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Series D Preferred Shares or Conversion Shares are outstanding, the Holders shall have (i) the right to inspect facilities, records and books of the Company and any of its Subsidiaries (including HK Co. and the PRC Subsidiaries) and to make extracts and copies therefrom, at any time during regular working hours on reasonable prior notice to the Company, HK Co. or the PRC Subsidiaries respectively, and (ii) the right to discuss the business, operations and conditions of the Company and any of its Subsidiaries (including HK Co. and the PRC Subsidiaries) with their respective directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”). The Group Companies agree to provide to the Holders other information and access as may be mutually agreed upon from time to time.

2.3 Financing Documents. Each of the Group Companies further covenants and agrees that, for so long as any Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Conversion Shares are outstanding, the Holders shall be provided upon written demand with (i) current versions of all documents relating to all financing transactions by the Group Companies, the management of the Group Companies or otherwise potentially affecting the interests of the Holders or any other documents that the Holders are required to submit to any securities authorities, stock exchange or other government agencies in charge, or any other reports and documents that are provided to any shareholder of a Group Company, bearing the signatures of all parties and (ii) the Restated Articles bearing the file stamp of the appropriate government authority, in each case with all amendments and restatements. For the avoidance of any doubt, the Holders’ rights under this Section 2.3 shall survive the closing of a Qualified IPO.

3.	REGISTRATION RIGHTS.

3.1 Applicability of Rights. The Holders shall be entitled to the following rights with respect to any public offering of the Company’s securities in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

3.2 Demand Registration.

(a) Request by Holders. If the Company shall, at any time after the earlier of (i) the third (3rd) anniversary of the Series A Closing Date and (ii) six (6) months following the closing of a Qualified IPO, receive a written request from the Holders of at least ten percent (10%) of the Registrable Securities then outstanding (voting together as a single class on an as-converted basis) that the Company file a Registration Statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3.2, then the Company shall, within ten (10) days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 3.2; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 3.2 if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 3.2 or Section 3.4 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 3.3, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 3.3(a). For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in any jurisdiction in which the Company’s securities are listed, quoted or registered, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, United States law and the SEC, shall be deemed to refer to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of any equivalent government authority in the applicable non-United States jurisdiction.

(b) Underwriting. If the Holders initiating the registration request under this Section 3.2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3.2 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered (voting together as a single class on an as-converted basis) and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer, Director, consultant or holder of the Ordinary Shares of the Company or any Subsidiary of the Company; and provided further, that at least thirty percent (30%) of the Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least five (5) days prior to the printing and delivery of, or other dissemination of, a preliminary prospectus, or similar document for use in the Company’s road show. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than three (3) such demand registrations pursuant to this Section 3.2.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 3.2, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its securities during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

3.3 Piggyback Registrations.

(a) Notification. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 3.2 or Section 3.4 of this Agreement or to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Underwriting. If a registration statement under which the Company gives notice under this Section 3.3 is for an underwritten offering, then the Company shall so advise each Holder of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3.3 shall be conditioned upon the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 3.11, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other Person, including, without limitation, any Person who is an employee, officer, Director or holder of the Ordinary Shares of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least five (5) days prior to the printing and delivery of, or other dissemination of, a preliminary prospectus, or similar document for use in the Company’s road show. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Not Demand Registration. Registration pursuant to this Section 3.3 shall not be deemed to be a demand registration as described in Section 3.2 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.3.

3.4 Form S-3 or Form F-3 Registration. In case the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then outstanding (voting together as a single class on an as-converted basis) a written request or requests that the Company effect a registration on Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 3.4(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.4:

(1) if Form S-3 or Form F-3 is not available for such offering by the Holders;

(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(3) if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.4; provided that the Company shall not register any other securities during such ninety (90) day period;

(4) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 3.2, 3.3 and 3.4; or

(5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form S-3 or Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c) Not Demand Registration. Form S-3 or Form F-3 registrations shall not be deemed to be demand registrations as described in Section 3.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.4.

3.5 Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 3.2, 3.3 or 3.4 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 3.2, 3.3 or 3.4 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding commenced pursuant to Section 3.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 3.2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 3.2.

3.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the distribution contemplated in the registration statement has been completed; provided, however, that in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinions and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) legal opinions, each dated as of such date, of counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

3.7 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.2, 3.3 or 3.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

3.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.2, 3.3 or 3.4:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, employees, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, employee, legal counsel, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel, accountant or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, employee, legal counsel, accountant, controlling person, underwriter or other such Holder, partner or director, officer, employee or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, controlling person, underwriter or other Holder, partner, officer, director, employee or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 3.8(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.8.

(d) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 3.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 3.8; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the net proceeds received from the sale of its Registrable Securities offered by and sold under the registration statement bears to the net proceeds received from the sale of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 3.8 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

3.9 Termination of the Company’s Obligations. The Company shall have no obligations pursuant to Section 3 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 3 if, in the reasonable opinion of counsel to the Company, all Registrable Securities may then be sold without registration pursuant to Rule 144 promulgated under the Securities Act.

3.10 No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding (voting together as a single class on an as-converted basis), the Company shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form S-3 or Form F-3 registration rights described in this Section 3, or otherwise) relating to any securities of the Company.

3.11 Market Stand-Off. Each party agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters, provided that (i) all officers, Directors and holders of the Ordinary Shares of the Company have been locked up during the said period, (ii) if any securities of the Company are excluded or released in whole or part from such restrictions, the Company shall so notify each Holder within three (3) days and each Holder shall also be excluded or released, and (iii) the market stand-off agreement permits private transfers to any third-party transferee provided that such transferee agrees to be bound by the same market stand-off agreement. The foregoing provision of this Section 3.11 shall not apply to (i) the private transfer of the securities of the Company by any Holder to its Affiliates and (ii) the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute a market stand-off agreement containing substantially similar provisions as those contained in this Section 3.11.

3.12 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3 or Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3 or Form F-3.

3.13 Public Offering Rights (Non-U.S. Offerings). In the event that the Company offers shares in an underwritten public offering (whether or not a Qualified IPO) outside the United States in which any shareholder sells into the offering, each Holder shall have the right to include a pro-rata number of shares (calculated on a fully diluted and as-converted basis based on the number of shares then held by the Holders and all other shareholders of the Company selling in the offering) in the offering on terms and conditions no less favorable to the Holders than those applicable to any other selling shareholder.

3.14 Re-sale Rights. The Company shall use its best efforts to assist each Holder in the sale or disposition of its Registrable Securities after a Qualified IPO, including the prompt delivery of applicable instruction letters by the Company and legal opinions from the Company’s counsels in forms satisfactory to the Holder’s counsel. In the event the Company has depositary receipts listed or traded on any stock exchange or inter-dealer quotation system, the Company shall pay all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Holders.

3.15 Termination of Rights. The provisions under this Section 3 shall remain in full force and effect within three (3) years after the closing of a Qualified IPO.

4.	PARTICIPATION.

4.1 General. The Eligible Holder and any Person to which rights under this Section 4 have been duly assigned in accordance with Section 7 (each Eligible Holder and its assignee(s) are hereinafter referred to as a “Participation Rights Holder”) shall have the right to purchase such Participation Rights Holder’s Pro Rata Share (as defined below) subject to the terms of Section 4.4(a), of all (or any part) of New Securities (as defined in Section 4.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”).

4.2 Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully diluted and as-converted basis, and, for the avoidance of any doubt, all shares underlying any warrant issued by the Company to any Investor shall be calculated, no matter whether the Investor has exercised such warrant or not) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis, and, for the avoidance of any doubt, all shares underlying any warrant issued by the Company to the Investors shall be calculated, no matter whether the Investor has exercised such warrant or not) issued, and issuable upon conversion of the Preferred Shares, immediately prior to the issuance of New Securities giving rise to the Right of Participation.

4.3 New Securities. “New Securities” shall mean any Preferred Shares, any other shares of the Company designated as “Preferred Shares”, Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include any Excepted Issuance.

4.4 Procedure.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have twenty (20) Business Days from the date of receipt of any such First Participation Notice to (i) agree in writing to purchase up to its Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share) and (ii) provide written evidence of funds (i.e. bank confirmation letter) in the amount of the purchase price of the New Securities elected to be purchased. If any Participation Rights Holder fails to satisfy both Section 4.4(a)(i) and Section 4.4(a)(ii) in writing within such twenty (20) Business Day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase. Notwithstanding the foregoing, the Series B Lead Investor shall have the right, but not the obligation, to purchase an additional number of New Securities above and beyond the number of its Pro Rata Share up to an portion that the total equity interest held by the Series B Lead Investor shall represent fifteen percent (15%) of the shares of the Company on fully-diluted and as-converted basis immediately after the closing of such issuance of New Securities. If the Series B Lead Investor elects to exercise such right to purchase additional New Securities, then the maximum number of shares that each other Participating Rights Holders is entitled to purchase under this Section 4.4(a) shall be reduced accordingly.

(b) Second Participation Notice; Oversubscription. If any Participating Rights Holder fails or declines to exercise its Right of Participation in accordance with Section 4.4(a) above and there remains any New Securities available for subscription, the Company shall promptly give notice (the “Second Participation Notice”) to the other Participating Rights Holders who exercised their Right of Participation (the “Right Participants”) in accordance with Section 4.4(a) above. Each Right Participant shall have ten (10) days from the date of the Second Participation Notice (the “Second Participation Period”) to (i) notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”) and (ii) provide written evidence of funds (i.e. bank confirmation letter) in the amount of the purchase price of the Additional Number elected to be purchased. Such notice may be made by telephone if confirmed in writing within in two (2) days, however the evidence of funds must be submitted in written form. Failure to satisfy the conditions in this Section 4.4(b) within the Second Participation Period will forfeit any right of the Right Participant to purchase the Additional Number. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 4.4 and the Company shall so notify the Right Participants within fifteen (15) Business Days following the date of the Second Participation Notice.

4.5 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within twenty (20) Business Days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 4.

4.6 Termination. The Right of Participation for each Participation Rights Holder shall terminate on the consummation of the Qualified IPO, or a Deemed Liquidation Event.

5.	TRANSFER RESTRICTIONS.

5.1 Prohibition on Sale. Subject to Section 5.9 of this Agreement, for a period starting from the execution of this Agreement and ending on the consummation of the Qualified IPO (the “Restricted Period”), the Ordinary Holders shall not transfer, sell or pledge any Equity Securities (as defined below) directly or indirectly held by them without the prior written consent of the Investors holding majority of the Preferred Shares.

Notwithstanding any provisions to the contrary hereby, for the avoidance of doubt, to the full extent permitted by law, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and Series D Preferred Shares shall not be subject to any lock-up, right of first refusal, co-sale right, or other contractual conditions or restrictions on transfers except as required by law.

5.2 Right of First Refusal and Right of Co-Sale.

(a) Transfer Notice. If (i) during the Restricted Period any Ordinary Holder proposes to sell or transfer Equity Securities held by it to one or more third parties other than in connection with a Drag-Along Sale, or (ii) at any time any Equity Securities held by the Ordinary Holders are transferred involuntarily pursuant to divorce, legal separation, bankruptcy or other proceedings, death or any other involuntary transfer (each such transferring party referenced in this Section 5.2(a), a “Transferor”, and each such disposition referenced in this Section 5.2(a), a “Transfer”), then such Transferor shall give each Holder and the Company a written notice of such Transferor’s intention to make such Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that such Transferor has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(b) Right of First Refusal.

(1) Each Holder shall have the right, exercisable upon giving a written notice to the Transferor and the Company (the “Purchase and Co-Sale Notice”) within thirty (30) days (the “Option Period”) after its receipt of the Transfer Notice, to purchase up to its Pro Rata Portion (as defined below) of the Offered Shares on the same terms and conditions as set forth in the Transfer Notice, subject to Section 5.2(b)(4) below. The Purchase and Co-Sale Notice shall state (i) whether the Holder desires to purchase its Pro Rata Portion of the Offered Shares, and (ii) whether the Holder elects not to purchase any of the Offered Shares but wishes to sell a portion of the securities held by such Holder pursuant to Section 5.2(c) of this Agreement and the number of securities to be sold (subject to Section 5.2(c)(2)). A Holder has the option to either purchase or sell under this Section 5 and such right shall not be construed as an option to both purchase and sell with respect to the same Transfer. A Holder who elects to purchase its entire Pro Rata Portion of the Offered Shares shall be referred to herein as a “Purchasing Holder”. If any Holder fails to exercise its right to purchase its full Pro Rata Portion of such Offered Shares, the Transferor shall deliver written notice thereof (the “Second Notice”), within five (5) days after the expiration of the Option Period, to each Purchasing Holder and the Company. The Purchasing Holder shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Shares by notifying the Transferor and the Company in writing within ten (10) days after receipt of the Second Notice (the “Re-allotment Period”); provided, however, that if the Purchasing Holders desire to purchase in aggregate more than the number of such unpurchased Offered Shares, then such unpurchased Offered Shares will be allocated to the extent necessary among the Purchasing Holders in accordance with their relative Pro Rata Shares.

(2) Each Holder’s “Pro Rata Portion” shall be equal to a fraction, the numerator of which is the number of the Ordinary Shares (calculated on an as if converted basis) held by the Purchasing Holder and the denominator of which is the total number of the Ordinary Shares (calculated on an as if converted basis) held by all Purchasing Holders calculated immediately prior to the time of the purchase hereunder from the Transferor.

(3) In the event that the consideration for the Offered Shares specified in a Transfer Notice is payable in property other than cash and the Transferor and the Holder who wishes to purchase the Offered Shares cannot agree on the cash value of such property within ten (10) days after such Holder’s receipt of the Transfer Notice, the value of such property shall be determined by an appraiser of recognized standing selected jointly by the Transferor and the Holder. If they cannot agree on an appraiser within twenty (20) days after receipt of the Transfer Notice by the Holders, within a further five (5)-day period, the Transferor and the Holders shall each select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing to determine the value of such property. The value of such property shall be determined by the appraiser selected pursuant to this Section 5.2(b)(3) within one month from its appointment, and such determination shall be final and binding on the Transferor and the Holders. The cost of such appraisal shall be shared equally by the Transferor, on the one hand, and the Holders, on the other hand. If the Option Period has expired but the value of the consideration for the Offered Shares offered by the Transferor has not been determined, then such thirty (30) day period shall be extended to the fifth Business Day after such valuation is determined to be final and binding pursuant to this Section 5.2(b)(3).

(4) In the event that the transfer in question is by operation of law or another involuntary transfer (including a transfer incident to death, divorce, legal separation or bankruptcy) the price per share shall be the greater of the original purchase price paid by a Transferor for such Offered Shares (appropriately adjusted for share splits, share dividends, combinations and the like) or the fair market value of such Offered Shares, which shall be a price set by the Board that will reflect the current value of the shares in terms of present earnings and future prospects of the Company, determined within thirty (30) days after receipt by the Company of the Transfer Notice. In the event that the Transferor or the Transferor’s executor disagrees with such valuation as determined by the Board, the Transferor or the Transferor’s executor shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Transferor or the Transferor’s executor, the fees of which appraiser shall be borne equally by the Company and the Transferor or the Transferor’s estate.

(5) Subject to applicable securities Laws, each Holder shall be entitled to apportion Offered Shares to be purchased among its Affiliates, provided that such Holder notifies the Company and the Transferor in writing.

(c) Right of Co-Sale.

(1) Following the expiration of the right of first refusal and purchase rights described in Section 5.2(b), each Holder who previously notified the Transferor in writing of such Holder’s desire to sell a portion of his, her or its shares with the Transferor (such Holder, a “Co-Sale Participant”) shall have the right to participate in the sale of any Offered Shares that were not purchased by the Holders pursuant to Section 5.2(b), on the same terms and conditions as specified in the Transfer Notice; provided, however, that no Holders shall be entitled under this Section 5.2(c) to participate in Transfers of Equity Securities by a Transferor incident to divorce, legal separation, bankruptcy or other proceedings, or death or in any other involuntary Transfers of Equity Securities by a Transferor. To the extent one or more Holders exercise such right of co-sale in accordance with the terms and conditions set forth below, the number of Equity Securities that the Transferor may sell in the Transfer shall be correspondingly reduced.

(2) Each Co-Sale Participant may sell all or any part of that number of Equity Securities issued upon conversion equal to the product obtained by multiplying (A) the Offered Shares, less any Offered Shares purchased by the Purchasing Holders, by (B) a fraction, the numerator of which shall be the number of Ordinary Shares (calculated on an as if converted basis) held by such Co-Sale Participant and the denominator of which shall be the total number of Ordinary Shares (calculated on an as if converted basis) held by all Co-Sale Participants and the Transferor, calculated immediately prior to the time of the Transfer.

(3) Each Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Transferor for Transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the series and number of securities of the Company which such Co-Sale Participant elects to sell; or

(ii) that number of securities which such Co-Sale Participant elects to sell; provided, however, that if the prospective third-party purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Co-Sale Participant intending to sell Preferred Shares shall first convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in this Section 5.2(c)(2). The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent upon such Transfer.

(4) The share certificate or certificates that the Co-Sale Participant delivers to such Transferor pursuant to Section 5.2(c)(3) shall be delivered to the Company and shall be cancelled and the Company shall re-issue a share certificated to be transferred to the prospective purchaser in consummation of the sale of the Offered Shares to the terms and conditions specified in the Transfer Notice, and such Transferor shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, such Transferor shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, such Transferor shall purchase such shares or other securities from such Co-Sale Participant for the same consideration and on the same terms and conditions as the proposed Transfer described in the Transfer Notice.

5.3 Non-Exercise of Rights. To the extent that the Holders have not exercised their rights to purchase all of a Transferor’s Offered Shares in accordance with Section 5.2(b), then, subject to the right of the Holders to exercise their rights to participate in the sale of Offered Shares specified in Section 5.2(c), such Transferor shall have a period of sixty (60) days from the expiration of such rights in which to sell any remaining Offered Shares, upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, to the third-party transferee(s) identified in the Transfer Notice. The third-party transferee(s) shall, as a condition to the effectiveness of transfer of the Offered Shares, furnish the Company and the Holders with a written agreement to be bound by and comply with this Agreement, including without limitation all provisions of this Section 5, as if such transferee(s) were a Transferor hereunder, as well as the terms of the agreement pursuant to which such Offered Shares were issued. The Company shall not register any such transferee(s) as the legal owner of the Offered Shares until such transferee(s) become a party to this Agreement. In the event a Transferor does not consummate the sale or disposition of the Offered Shares within the sixty (60)-day period from the expiration of these rights, each Holder’s rights under Section 5.2 shall continue to be applicable to any subsequent disposition of the Offered Shares by such Transferor. Furthermore, the exercise or non-exercise by the Holders to purchase Offered Shares from such Transferor shall not adversely affect the Holders’ rights to make subsequent purchases from any Transferor of Offered Shares. Any proposed Transfer on terms and conditions different than those described in the Transfer Notice, as well as any subsequent proposed Transfer of any of the Offered Shares shall again be subject to the right of first refusal and the co-sale right of the Holders and shall require compliance by the relevant Transferor with the procedures described in this Section 5.

5.4 Prohibited Transfers. Notwithstanding the foregoing, any attempt by such Transferor to transfer Offered Shares in violation of Section 5 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of a majority in interest of the Holders.

5.5 Legend.

(a) Each certificate representing the Equity Securities shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

(b) Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5.5(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 5.

5.6 Equity Securities. For purposes of this Section 5, with respect to a given Co-Sale Participant, the term “Equity Securities” shall mean any Ordinary Shares or Ordinary Share Equivalents or other securities of the Company now owned or subsequently acquired by the Co-Sale Participant.

5.7 Grant of Proxy. Upon the failure of any of the Ordinary Holders to vote their shares, as applicable, to implement the provisions of and to achieve the purposes of this Agreement, each of the Ordinary Holders hereby grants to a person designated by the Company a proxy coupled with an interest in all Ordinary Shares owned by the Ordinary Holders, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 5.7 is amended to remove such grant of proxy in accordance with Section 7.2 hereof, to vote all such shares to implement the provisions of and to achieve the purposes of this Agreement.

5.8 Avoidance of Restrictions. The parties to this Agreement agree that the transfer restrictions in this Agreement and the Restated Articles shall not be capable of being avoided by the holding of securities indirectly through a company, individual or other entity that can itself be sold in order to dispose of an indirect interest in shares free of such restrictions.

5.9 Permitted Transfers. The right of first refusal of the Purchasing Holders and the co-sale rights of the Co-Sale Participant hereunder shall not apply to (a) any sale or transfer of any Equity Securities to the Company pursuant to any repurchase right held by the Company in the event of a termination of employment or consulting relationship with the Company; (b) if a Transferor is an entity, any sale or transfer of any Equity Securities to any Affiliate of such Transferor established for bona fide estate planning purposes; or (c) if a Transferor is a natural person (including the beneficial owners), any gratuitous transfer of the Equity Securities by such Transferor (including on death by will or intestacy) to an Immediate Family Member (as defined below) of such Transferor, or to a custodian, trustee, executor, or other fiduciary for the account of such Transferor’s Immediate Family Member (as defined below), or to a trust for such Transferor’s own self, in each case for bona fide estate planning purposes (each such transfer, a “Permitted Transfer” and each foregoing transferee, a “Permitted Transferee”); provided that adequate documentation therefor shall be provided to the Company and each Purchasing Holder and that any Permitted Transferee (other than the Company) shall agree in writing to be bound by this Agreement (and each other relevant Transaction Agreements) in place of the relevant Transferor and shall execute a deed of accession in form and substance approved by the Board and become a party to, and to be bound by, this Agreement (and each other relevant Transaction Documents). For this Section 5.9, the term “Immediate Family Member” means a child, grandchild, parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

6.	DRAG-ALONG RIGHTS

6.1 Drag-Along Sale.

(a) If, at any time prior to an Qualified IPO and starting from the third (3rd) anniversary of the Series D Closing Date, holder(s) of at least a majority of the outstanding Series D Preferred Shares voting as a class and holder(s) of at least a majority of the Preferred Shares (other than the Series D Preferred Shares) voting as a class approve (i) a merger, consolidation or other business combination of the Group Companies with or into any other business entity in which the shareholders of the Group Companies immediately after such merger, consolidation or business combination hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, or (ii) the sale, lease, transfer or other disposition of all or substantially all of any Group Company’s assets, to a third party not affiliated with the Holders (a “Drag-Along Sale”), then the Ordinary Holders and the Investors and their respective assignees shall agree to, and shall vote in favor of, such Drag-Along Sale and shall transfer their shares or ownership interest in the Group Company or Group Companies involved in such Drag-Along Sale as required to effect the Drag-Along Sale. The Ordinary Holders shall also procure all other shareholders of the relevant Group Companies to vote in favor of such Drag-Along Sale and to transfer their shares or ownership interest in the Group Company or Group Companies involved in such Drag-Along Sale as required to effect the Drag-Along Sale.

(b) Any such sale or disposition by the Ordinary Holders shall be on the same terms and conditions, including, without limitation, as to the form of consideration, as those applicable to the proposed Draft-Along Sale by the Holders; provided, however, that the distribution of the proceeds of the Drag-Along Sale shall be made among the selling shareholders of the Company in accordance with Article 7.2 of the Restated Articles (with such Drag-Along Sale being treated as a Deemed Liquidation Event (as defined in the Restated Articles) under Article 7.2 thereof). The Ordinary Holders shall be required to make customary representations and warranties in connection with the Drag-Along Sale, including, without limitation, as to their ownership and authority to sell, free of all liens, claims and encumbrances of any kind, the shares proposed to be transferred or sold by such persons or entities and shall, without limitation as to time, indemnify and hold harmless to the full extent permitted by law, the Holders and the third party purchasers against all obligations, cost, damages, expenses, losses, judgments, assessments, or other liabilities including, without limitation, any special, indirect, consequential or punitive damages, any court costs, costs of preparation, attorney’s fees or expenses, or any accountant’s or expert witness’ fees arising out of, in connection with or related to any breach or alleged breach of any representation or warranty made by, or agreements, understandings or covenants of the Ordinary Holders as the case may be, under the terms of the agreements relating to such Drag-Along Sale.

6.2 Drag-Along Notice. Prior to making any Drag-Along Sale in which the Holders wish to exercise their rights under this Section 6, the Holders shall provide the Company, other Holders and the Ordinary Holders with a written notice (the “Drag-Along Notice”). The Drag-Along Notice shall set forth: (i) the name and address of the third party purchasers; (ii) the proposed amount and form of consideration to be paid per share, and the terms and conditions of payment offered by each of the third party purchasers; (iii) the estimated date of the closing of the Drag-Along Sale; (iv) the number of shares held of record by the Holders on the date of the Drag-Along Notice; (v) the number of shares to be transferred, sold or otherwise disposed of by the Holders; and (vi) the number of shares of the Ordinary Holders to be included in the Drag-Along Sale.

6.3 Closing Delivery. Upon or prior to the date of the closing of the Drag-Along Sale, the Ordinary Holders shall each deliver or cause to be delivered a certificate or certificates evidencing its shares to be included in the Drag-Along Sale, duly endorsed for transfer with signatures guaranteed, to such third party purchasers in the manner and at the address indicated in the Drag-Along Notice.

6.4 Failure to Deliver Share Certificate. If the Ordinary Holders receive the purchase price for their shares or such purchase price is made available to them as part of a Drag-Along Sale and, in either case they fail to deliver certificates evidencing their shares as described in this Section 6, they shall for all purposes be deemed no longer to be a shareholder of the Company (with the record books of the Company updated to reflect such status), shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to any shares held by them, shall have no other rights or privileges as a shareholder of the Company and, in the event of liquidation of the Company, their rights with respect to any consideration they would have received if they had complied with this Section 6, if any, shall be subordinate to the rights of any equity holder. In addition, upon demand by the Holders, and in addition to any other rights or remedies of the Holders granted herein or otherwise, the Company shall stop any subsequent transfer of any such shares held by the Ordinary Holders.

6.5 Grant of Proxy. Upon the failure of any of the Ordinary Holders to vote their shares, as applicable, to implement the provisions of and to achieve the purposes of this Section 6, such Ordinary Holder hereby grants to a person designated by the Company a proxy coupled with an interest in all shares owned by such Ordinary Holder, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 6 is amended to remove such grant of proxy in accordance with Section 7.2 hereof, to vote all such shares to implement the provisions of and to achieve the purposes of this Section 6.

7.	ASSIGNMENT AND AMENDMENT.

7.1 Assignment. Notwithstanding anything herein to the contrary:

(a) Information Rights and Registration Rights. The Information and Inspection Rights under Section 2 may be assigned to any acquirer of more than five percent (5%) of the Company’s issued and outstanding share capital, calculated on a fully-diluted and as-converted basis; and the registration rights of the Holders under Section 3 may be assigned to any Holder or to any Person acquiring Registrable Securities in a transfer; provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 7.

(b) Participation; First Refusal. The rights of the Holders under Sections 4 and 5 are fully assignable in connection with a transfer of shares of the Company by such Holder; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the Holders at the time of such assignment, stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

(c) Deed of Adherence. For any Transfer of Equity Securities to be deemed effective, the transferee shall assume the obligations of the transferor under this Agreement by executing and delivering to the Company a Deed of Adherence substantially in the form attached hereto as Schedule B. Upon the execution and delivery of a Deed of Adherence by any transferee, such transferee shall be deemed to be an Ordinary Holder hereunder, as appropriate.

7.2 Amendment of Rights. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of (i) the Company, (ii) the Investors holding more than seventy-five percent (75%) of the Series A Preferred Shares, (iii) the Investors holding more than seventy-five percent (75%) of the Series B Preferred Shares, (iv) the Investors holding more than seventy-five percent (75%) of the Series C Preferred Shares, (v) the Investors holding more than seventy-five percent (75%) of the Series D Preferred Shares, calculated on a fully-diluted and as-converted basis, and (vi) the holders of a majority of the Ordinary Shares then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the parties and their respective successors and assigns.

8.	CONFIDENTIALITY AND NON-DISCLOSURE.

8.1 Disclosure of Terms. The terms and conditions of this Agreement, other Transaction Agreements, and all exhibits and schedules attached hereto and thereto (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below. No announcement regarding the Financing Terms or the Investor’s investment in the Group Companies in a press release, conference, advertisement, announcement, professional or trade publication, marketing materials or otherwise to the general public may be made without the prior written consent of the Investors.

8.2 Permitted Disclosures. Notwithstanding the foregoing, (a) any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; (b) the Investors may disclose their investment in the Group Companies and the Financing Terms of their investment to third parties or to the public at its sole discretion and, if they do so, the Group Companies, the Founders and the BVI Companies shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such Investors; and (c) The Investors shall be entitled to disclose to any bona fide proposed transferee of shares any information, documents or materials known to or in the possession of the Investors, and the Group Companies shall provide any assistance or cooperation reasonably requested by the Investors or any proposed transferee in connection with such proposed transferee’s due diligence investigation of the Group Companies. The Series A Preferred Director, the Series B Preferred Director, the Series C Preferred Director and the Series D Preferred Director shall be entitled to disclose the Financing Terms and other information related to the Group Companies for the purposes of fund reporting or inter-fund reporting or to the Investors’ fund manager, other funds managed by the Investors’ fund manager and their respective auditors, counsel, directors, officers, employees, lenders, shareholders or investors.

8.3 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement or any of the Financing Terms in contravention of the provisions of this Section 8, such party (the “Disclosing party”) shall provide the other parties with prompt written notice of that fact so that the appropriate party may seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing party shall furnish only that portion of the information which is legally required and shall exercise its best efforts (and cooperate with the other parties’ efforts) to obtain confidential treatment of materials so disclosed.

8.4 Notices. All notices required under this section shall be made pursuant to Section 11.1 of this Agreement.

9.	PROTECTIVE PROVISIONS.

9.1 Matters Requiring Special Consent of the Investors. In addition to such other limitations as may be provided in the Restated Articles, so long as any Preferred Shares remains outstanding, without the prior written approval of the holder(s) of more than fifty percent (50%) of the then outstanding Preferred Shares, voting together as a single class, the Company and where applicable its Subsidiaries (including without limitation, HK Co. and the PRC Subsidiaries) or any Person Controlled by the Company or any of its Subsidiaries shall not, whether in a single transaction or a series of related transactions:

(i) amend any of the organizational documents of the Company and any other Group Company;

(ii) create, authorize, recapitalize or issue (by reclassification or otherwise) any equity security or debentures of any Group Company, including any other security convertible into or exchangeable for any equity security, including any additional Preferred Shares and Ordinary Shares (other than the shares issued pursuant to the Warrant (as defined in the Series D Purchase Agreement) and the option plan approved by the Board with the consent of the Series A Preferred Director, the Series B Preferred Director, the Series C Preferred Director and the Series D Preferred Director except for the Conversion Shares;

(iii) alter, reorganize or otherwise recapitalize the equity of any Group Company, including, without limitation, any increase, reduction or cancellation of the equity of any Group Company or any consolidation, subdivision or conversion of, or any alteration of the rights in respect of, any equity of any Group Company;

(iv) effect any sale, liquidation, winding up, or merger of any Group Company, or transfer of all or substantially all of its assets, or any other transaction in which Control of any Group Company is transferred;

(v) repurchase or redeem any capital stock of any Group Company, other than repurchase from a Founder or an employee upon termination of employment at the Founder’s or the employee’s original purchase price or pursuant to contractual rights of first refusal, or pursuant to the Redemption Rights as set forth in the Restated Articles;

(vi) change the size of the Board;

(vii) declare or pay any dividend or other distribution on any shares of any Group Company;

(viii) (viii) approve or amend any stock option plan or other employee incentive plan or increase the number of shares reserved for issuance to employees, directors or contractors;

(ix) change the principal business of the Group Companies, acquire or enter a new line of business or exit the current line of business (representing investment or expenditure of more than US$1,000,000 in a single or a series of related transactions);

(x) appoint or remove the auditors of any Group Company or make any material change in the accounting or financial policies of the Group Companies;

(xi) appoint or remove directors of Group Companies (other than the Company); and

(xii) approve the annual budget and business plans and any material deviations therefrom.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (i) through (xii) requires the approval of the shareholders of the Company in accordance with the applicable laws including through the passing of a special resolution of the Company, and required approval from holders of the Preferred Shares or Conversion Shares under this Section 9.1 has not yet been obtained and a general meeting is convened, each holder of a Preferred Share or a Conversion Share who votes against the resolution shall be deemed to have one hundred times the number of votes per share as those holders who vote in favor of such resolution.

9.2 Matters Requiring Consent of Preferred Directors. Notwithstanding the foregoing, without the affirmative vote of all members of the Board which includes the approval of the Preferred Directors, none of the Company and other Group Companies shall, and the other parties shall each take all steps necessary to ensure that none of the Company and other Group Companies shall, whether in a single transaction or a series of related transactions:

(i) raise debt (including leasing) or create encumbrance and guarantee by the Group Companies, individually or in the aggregate, in excess of US$500,000 for one fiscal year;

(ii) acquire a business or enter into a joint venture, individually or in the aggregate, in excess of US$100,000 for one fiscal year;

(iii) incur any items of expenditure outside the duly approved annual budget in excess of US$150,000 per month, individually or in the aggregate;

(iv) provide any increase in compensation of any employee of any Group Company with monthly salary of at least RMB40,000 by more than fifteen percent (15%) in a twelve (12) month period;

(v) appoint or remove any of the following the positions of any Group Company: chairman, chief executive officer, chief financial officer, chief technology officer, president, managing director, financial controller, any other vice president level or above position, controller, or human resource director;

(vi) enter into any transaction with any connected party or Affiliate of any Group Company, or amend any existing agreement with such person;

(vii) dispose of any assets of more than US$500,000 of any Group Company in a single or a series of related transactions;

(viii) issue any Ordinary Shares or securities that can be converted or exchanged into Ordinary Shares or other rights to acquire Ordinary Shares, directly or indirectly to any employee, either through equity compensation plans or otherwise; and

(ix) determine the mechanism with regard to the key performance indicators of the Earn-Out ESOP and whether Chen Haozhi and Liu Guanqun have met the requirement of such key performance indicators.

9.3 Boards’ Approval. The Company will provide for the Board’s approval the draft annual business plans, the draft annual budgets and the draft projected financial statements of the Company at least thirty (30) days before the relevant year end.

9.4 Governance of Subsidiaries. All directors of each PRC Subsidiary, HK Co. and any direct or indirect Subsidiary of the Company shall be appointed and removed only by the Company pursuant to action of the Board (including the approval of the Series A Preferred Director, the Series B Preferred Director, Series C Preferred Director and the Series D Preferred Director). All corporate actions of each PRC Subsidiary, HK Co. and any direct or indirect subsidiary of the Company shall be made only pursuant to the Board’s actions (including the approval of the Series A Preferred Director, the Series B Preferred Director, Series C Preferred Director and the Series D Preferred Director).

9.5 Optional Redemption. Subject to Article 7.5 of the Restated Articles, in the event of either, (i) material breach of this Agreement, the Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement, the Series D Purchase Agreement or any other Transaction Agreements (as defined in the Series D Purchase Agreement) by the Company, any Group Company, any Founder or any BVI Companies (other than Section 5.26 of the Series D Purchase Agreement) which cannot be cured within sixty (60) days after receipt of the Redemption Notice (as defined in the Restated Articles), or (ii) under any circumstances, at any time after the third (3rd) anniversary of the Series D Closing Date and if no Qualified IPO has been consummated then, upon written request to the Company made by the holders of the two-thirds (2/3) of then outstanding Series A Preferred Shares, the holders of the two-thirds (2/3) of then outstanding Series B Preferred Shares, the holders of the two-thirds (2/3) of then outstanding Series C Preferred Shares and the holders of the two-thirds (2/3) of then outstanding Series D Preferred Shares, such holder(s) may request that the Company redeem and the Company shall redeem all or a portion of the then outstanding Preferred Shares held by the Investors pursuant to Article 7.5 of the Restated Articles. In this case, the Ordinary Holders shall take all necessary actions to cause the Company to take any corporate action to redeem the Preferred Shares in accordance with the request of the Investors, including but not limited to, voting at any general or special meeting of the Company and causing its appointed Director(s) to vote at any meeting of the Board in favor of the redemption of the Preferred Shares.

10.	ADDITIONAL COVENANTS

10.1 Board Meetings. The Board shall have a secretary to handle all shareholders and board meetings. The secretary shall be responsible for delivering the minutes of all board meetings to all members of the Board and all shareholders within five (5) working days after the relevant meeting. The Company will promptly reimburse each member of and the observer to the Board who participate in or attend the Board and/or committee meetings for all reasonable, documented expenses incurred in connection with such participation or attendance, including without limitation round-trip travel and lodging and/or long-distance telephone charges.

10.2 Insurance. The Company shall, at the discretion of the Board, procure and maintain in effect, policies of workers’ compensation insurance, director insurance and of insurance with respect to its properties and business of the kinds and in the amounts not less than that are customarily obtained by companies of similar size, in a similar line of business, engaged in international operations, and with operations in the PRC.

10.3 Agreements with Employees. Unless otherwise determined by the Board, the Company shall require all employees now or hereafter employed by the Company and all senior management employees (including the officers at or above the department manager level) now or hereafter employed by any other Group Companies to enter into a confidential information and inventions agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential each Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with the Group Companies during their tenure with any Group Company, prohibiting such persons from soliciting the employees and consultants of the Group Companies for a reasonable time after their tenure with any Group Company, and requiring such persons to assign all ownership rights in their work product to the Group Companies to the maximum extent permitted by applicable law.

10.4 Accounting and Controls; Financial Personnel.

(a) The Company will maintain the books and records of the Company, and will prepare its unaudited and audited financial statements, in accordance with the Accounting Principles and in accordance with sound business practices. The Company shall, and shall cause any other Group Companies to, maintain an adequate system of procedures and controls with respect to finance, management, and accounting that is in accordance with sound business practices and is satisfactory to the Investor.

(b) Promptly, but in no event more than fifteen (15) days after the date hereof, the Company shall cause the formation of a finance committee under the Board. The finance committee shall comprise of five (5) members and shall be vested with oversight functions for financial and accounting matters of the Company, including without limitation the preparation of all budgets, preparation of internal auditing systems, internal auditing, preparation and approval of employee compensations, administration of the employee share option plan. Two (2) members of the finance committee shall be the Ordinary Directors. For so long as any Series A Preferred Shares, any Series B Preferred Shares and any Series D Preferred Shares (or the corresponding Conversion Shares, if applicable) remains outstanding, the other three (3) members shall be the Series A Preferred Director, the Series B Preferred Director and the Series D Preferred Director. The Series B Preferred Director shall be the chairperson of the finance committee. The finance committee shall hold no less than one (1) meeting during each calendar quarter.

10.5 Employee Share Option Plan. Unless the Board so authorizes (including the approval of the Series A Preferred Director, the Series B Preferred Director, the Series C Preferred Director and the Series D Preferred Director), the Company shall not issue any Ordinary Shares directly or indirectly to its employees, either through equity compensation plans or otherwise, unless such Ordinary Shares are subject to a vesting schedule, such that 25% of the Ordinary Shares so issued would vest on the one (1)-year anniversary of the date of issuance, with the balance vesting in thirty-six (36) equal monthly installments thereafter, thereby totaling a four-year vesting schedule, and with no acceleration of such vesting schedule. Any issuance of Ordinary Shares to the Company’s employees not in accordance with this Section 10.5 shall be deemed to a dilutive event which requires the adjustment to the conversion price under the Restated Articles and shall be subject to the Investor’s right of first refusal under this Agreement, unless such issuance has been approved by the Board (including the approval of the Series A Preferred Director, the Series B Preferred Director, the Series C Preferred Director and the Series D Preferred Director).

10.6 Election of Directors.

(a) Designation and Election of Series A Preferred Directors. The Series A Investor shall be entitled to designate one (1) director (the “Series A Preferred Director”). For so long as any Series A Preferred Shares remain outstanding (or the Conversion Shares upon conversion of the Series A Preferred Shares), at each election of any Series A Preferred Director, each holder of Ordinary Shares and Preferred Shares shall vote at any regular or special meeting of members, such number of Ordinary Shares and Preferred Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent with respect to such number of Ordinary Shares and Preferred Shares (i) as may be necessary to elect as Series A Preferred Director one (1) individual designated by the holders of a majority of the then outstanding Series A Preferred Shares and (ii) against any other Series A Preferred Director nominees that were not so designated.

(b) Designation and Election of Series B Preferred Directors. The Series B Lead Investor shall be entitled to designate one (1) director (the “Series B Preferred Director”). For so long as any Series B Preferred Shares remain outstanding (or the Conversion Shares upon conversion of the Series B Preferred Shares), at each election of any Series B Preferred Director, each holder of Ordinary Shares and Preferred Shares shall vote at any regular or special meeting of members, such number of Ordinary Shares and Preferred Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent with respect to such number of Ordinary Shares and Preferred Shares (i) as may be necessary to elect as Series B Preferred Director one (1) individual designated by Series B Lead Investor and (ii) against any other Series B Preferred Director nominees that were not so designated.

(c) Designation and Election of Series C Preferred Directors. The Series C Lead Investor shall be entitled to designate one (1) director (the “Series C Preferred Director”). For so long as any Series C Preferred Shares remain outstanding (or the Conversion Shares upon conversion of the Series C Preferred Shares), at each election of any Series C Preferred Director, each holder of Ordinary Shares and Preferred Shares shall vote at any regular or special meeting of members, such number of Ordinary Shares and Preferred Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent with respect to such number of Ordinary Shares and Preferred Shares (i) as may be necessary to elect as Series C Preferred Director one (1) individual designated by Series C Lead Investor and (ii) against any other Series C Preferred Director nominees that were not so designated.

(d) Designation and Election of Series D Preferred Directors. The Series D Lead Investor shall be entitled to designate one (1) director (the “Series D Preferred Director”, together with the Series A Preferred Director, the Series B Preferred Director and the Series C Preferred Director, the “Preferred Directors”). For so long as any Series D Preferred Shares remain outstanding (or the Conversion Shares upon conversion of the Series D Preferred Shares), at each election of any Series D Preferred Director, each holder of Ordinary Shares and Preferred Shares shall vote at any regular or special meeting of members, such number of Ordinary Shares and Preferred Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent with respect to such number of Ordinary Shares and Preferred Shares (i) as may be necessary to elect as Series D Preferred Director one (1) individual designated by Series D Lead Investor and (ii) against any other Series D Preferred Director nominees that were not so designated.

(e) Designation and Election of Ordinary Directors. The holders of a majority of the then outstanding Ordinary Shares, voting together as a separate class, shall be entitled to designate four (4) directors (the “Ordinary Directors”). At each election of Ordinary Director, each holder of Ordinary Shares and Preferred Shares shall vote at any regular or special meeting of members such number of Ordinary Shares and Preferred Shares as may be necessary, or in lieu of any such meeting, shall give such holder’s written consent, as the case may be, with respect to such number of Ordinary Shares and Preferred Shares (i) as may be necessary to elect as Ordinary Directors four (4) individuals designated by the holders of a majority of the then outstanding Ordinary Shares and (ii) against any other Ordinary Director nominee not so designated. One of the Ordinary Directors shall be the Chief Executive Officer then holding office, who shall have a second or casting vote in case of an equality of votes. Without limiting the generality of the foregoing, so long as Chen Haozhi is an Ordinary Director, and there are only two (2) Ordinary Directors appointed to the board of Directors, Chen Haozhi shall have three votes in respect of any resolution proposed at a board meeting and each other director shall have one vote. When three (3) Ordinary Directors are appointed to the board of Directors, Chen Haozhi shall have two votes in respect of any resolution proposed at a board meeting and each other director shall have one vote. When four (4) Ordinary Directors are appointed to the board of Directors, each director shall have one vote in respect of any resolution proposed at a board meeting.

(f) Grant of Proxy. Upon the failure of any shareholder to vote its shares in accordance with this Agreement, such shareholder hereby grants to a Person designated by the Company a proxy coupled with an interest in all shares owned by such shareholder, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section 10.6 is amended to remove such grant of proxy in accordance with Section 7.2 hereof, to vote all such shares in the manner provided in this Agreement.

(g) Board Observer. For so long as Sequoia holds any Series B Preferred Share, it shall have the right to designate one (1) representative to attend all meetings of the Boards of Directors and all committees thereof as a non-voting observer. Such observer shall be entitled to receive, at the same time and in the same manner as the board or committee members, copies of all notices and materials provided to the board or committee members.

(h) Quorum. At all meetings of the Board of Directors five (5) or more Directors (or their respective alternates), including at least one (1) Series A Preferred Director, one (1) Series B Preferred Director, one (1) Series C Preferred Director, one (1) Series D Preferred Director, and one (1) Ordinary Director, elected in accordance with the Restated Articles shall be necessary and sufficient to constitute a quorum, and the vote of all Directors present (in person or in alternate) at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by the applicable law and the Restated Articles of the Company, including but not limited to Article 7.4(b) of the Restated Articles. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting, until a quorum shall be present. Notwithstanding the foregoing, if at any time a duly convened meeting of Board of Directors fails to get a quorum due to the absence of any Director for two (2) consecutive times, the third duly convened meeting of Board of Directors could get a quorum, even without the presence of the majority of the number of Directors.

(i) Directors of the HK Co. and the PRC Subsidiaries. The composition of the boards of directors and the quorum and voting mechanism of the HK Co. and the PRC Subsidiaries, direct or otherwise, shall be identical to the Board of Directors.

(j) Committees of the Board. The Board shall establish (i) a compensation committee (the “Compensation Committee”) to manage the compensation affairs of the Company, including implementing salary and equity guidelines for the Company, approving compensation packages, severance agreements and employment agreements for all senior managers as well as administering the Company’s employee equity incentive plans; and (ii) an audit committee (the “Audit Committee”) to select the Company’s auditor and to approve the scope of the Company’s annual audit. Both the Compensation Committee and the Audit Committee shall consist of at least five (5) members, including two Ordinary Directors, the Series A Preferred Director, the Series B Preferred Director and the Series D Preferred Director. All acts of the Compensation Committee and the Audit Committee shall require the approval of a majority of members of the committees, which shall include the Series A Preferred Director, the Series B Preferred Director and the Series D Preferred Director.

(k) Waiver. Each Group Company acknowledges that the Investors will likely have, from time to time, information that may be of interest to the Company or its Subsidiaries (“Information”) regarding a wide variety of matters including (i) the Investor’s technologies, plans and services, and plans and strategies relating thereto, (ii) current and future investments the Investors have made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including technologies, products and services that may be competitive with those of the Company or any of its Subsidiaries, and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including companies that may be competitive with the Company or any of its Subsidiaries. Each Group Company recognizes that a portion of such Information may be of interest to the Company or any of its Subsidiaries. Such Information may or may not be known by the Preferred Directors or the observer(s). The Company, as a material part of the consideration for this Agreement, agrees that neither of the Preferred Directors and the observer shall have any duty to (i) disclose any Information to the Company or any of its Subsidiaries, or (ii) permit the Company or any of its Subsidiaries to participate in any projects or investments based on any Information, or otherwise to take advantage of any opportunity that may be of interest to the Company or any of its Subsidiaries if it were aware of such Information; and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit any Investors’ ability to pursue opportunities based on such Information or that would require the Investors, any representative, any Preferred Director, or observer to disclose any such Information to the Company or any of its Subsidiaries or offer any opportunity relating thereto to the Company or any of its Subsidiaries.

10.7 Qualified IPO. The Founders, the Ordinary Holders and the Group Companies shall use their best efforts to achieve a Qualified IPO as soon as practical, and shall take all steps, to the extent permitted by law, to minimize the lock-up period of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares (or the corresponding Conversion Shares) in the event of a Qualified IPO.

10.8 Investor Favorable Terms. In the event that the Company or any Group Company pursues a future financing on terms more favorable to the prospective Investors than those set forth hereunder or under other Transaction Agreements (the “Investor Favorable Terms”), the Founders, the Ordinary Holders and the Company shall, upon written request by any of the Investors, (and cause the prospective Investors to) enter into all necessary documents to make such Investor Favorable Terms applicable to the respective Preferred Shares held by the Investors who have made such written request.

10.9 U.S. Tax Matters.

(a) The Company shall comply and shall cause its Subsidiaries to comply with all record-keeping, reporting, and other requests necessary for the Company and its Subsidiaries to comply with any applicable U.S. tax law or to allow any direct or indirect shareholder to avail itself of any provision of U.S. tax law. The Company will also provide any direct or indirect shareholder with any information requested by such direct or indirect shareholder to allow such shareholder to comply with U.S. tax law or to avail itself of any provision of U.S. tax law.

(b) The Company acknowledges that certain Investors may be, or may be comprised of Investors that are, U.S. persons and that the U.S. income tax consequences to those persons of the investment in the Company will be significantly affected by whether the Company and/or any of the entities in which it owns an equity interest at any time is (i) a “passive foreign investment company” (a “PFIC”) (within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended) or (ii) classified as a partnership or a branch for U.S. federal income tax purposes. The Company will use, and will cause each of its Subsidiary to use, commercially reasonable efforts to avoid classification as a PFIC.

(c) The Company shall determine annually, with respect to its taxable year whether the Company and each of the entities in which the Company owns or proposes to acquire an equity interest (directly or indirectly) is or may become a PFIC (including whether any exception to PFIC status may apply) or is or may be classified as a partnership or branch for U.S. federal income tax purposes. If it is determined that a Group Company was a PFIC in such taxable year (or if a government authority or the Investors inform the Company that it has so determined), the Company shall, within forty (45) days from the end of such taxable year, inform the Investors of such determination and provide such information as any direct or indirect shareholder may request to permit such direct or indirect shareholder to elect to treat the Company and/or any such entity as a “qualified electing fund” (within the meaning of Section 1295 of the U.S. Internal Revenue Code of 1986, as amended) for U.S. federal income tax purposes. The Company shall also obtain and provide reasonably promptly upon request any and all other information deemed necessary by the direct or indirect shareholders to comply with the provisions of this Agreement, including English translations of any information requested.

(d) The Company shall if requested by the Investors or any other direct or indirect U.S. shareholders, cooperate in determining whether it would be desirable, reasonable and appropriate for the Company and/or any such entity to elect to be classified as a partnership or branch for U.S. federal income tax purposes and, if so, to take all reasonable steps to cause any such elections to be made.

(e) The Company shall provide to the direct or indirect U.S. shareholder within 45 days following the end of the Company’s taxable year a complete and accurate “PFIC Annual Information Statement”, in the form of Schedule C attached to this Agreement, as applicable, for the Company and for each entity in which the Company owns an equity interest at any time during such year.

(f) None of the Group Companies will not take any action inconsistent with its treatment as a corporation for U.S. federal income tax purposes and will not elect to be treated as other than a corporation for U.S. federal income tax purposes. The Company shall, and shall procure each of its Subsidiaries to, make such filings, elections and disclosures as each Investor may reasonably required for the purpose of enabling the Investor to fulfill its legal compliance and tax reporting obligations. Such filings, elections and disclosure may include, without limitation, a “check-the-box” election with the U.S. Internal Revenue Service (the “IRS”) and the provision of a Schedule K-1 and an Annual Intermediary Statement on forms prescribed by the IRS from time to time.

(g) Each shareholder of the Company (except for the Investors) represents (i) that it is not a “United States person” (“United States Person”) as defined in section 7701(a)(30) of the Code, and (ii) that it is not owned, wholly or in part, directly or indirectly, by any United States Person. Each shareholder of the Company (other than the Investors) shall provide prompt written notice to the Company, and the Company shall in turn provide prompt written notice to the Investors, of any subsequent change in United States Person status in their shareholders. The Company represents that, other than the Investors, it does not have any direct or indirect shareholders that are United States Persons. Within forty-five (45) days from the end of each taxable year, the Company shall determine whether it is a controlled foreign corporation (“CFC”), as defined in section 957 of the Code. Each Group Company shall provide to the Investors upon request (i) any information in its possession concerning its shareholders and, to the Group Company’s actual knowledge, the direct and indirect interest holders in each shareholder, sufficient for the Investors to determine whether or not such Group Company is a CFC; and (ii) in the event any Group Company is determined to be a CFC, any information reasonably requested by the Investors in connection with complying with applicable reporting requirements for U.S. tax purposes. The Company shall use their best efforts to avoid generating for any taxable year in which any Group Company is a CFC, income that would be includible in the income of such Investor pursuant to section 951 of the Code.

10.10 Amendment on Series A and Series B Indemnification. Each of the Series A Investors and the Series B Investors hereby agrees to amend the original indemnification section contemplated under the Series A Purchase Agreement and the Series B Purchase Agreement respectively as following:

(a) Indemnification. From and after the Series A Closing Date or the Series B Closing Date, as the case may be, the Group Companies, the BVI Companies and the Founders (collectively, the “Covenantors”) shall, jointly and severally, indemnify, defend and hold harmless the Investors and any of such Investors’ Affiliates, and any of such Investors’ or its Affiliates’ officers, directors, employees, or agents (the “Indemnified Parties”), from and against any and all Losses (as defined below), subject to the Indemnification Cap (as defined below), arising out of, relating to, connected with or incidental to: (i) any breach of any representation or warranty made by any of the Covenantors in the Transaction Agreements (as defined in the Series A Purchase Agreement and the Series B Purchase Agreement, as the case may be), (ii) any failure by the Covenantors to comply with any covenant or agreement contained in the Transaction Agreements (as defined in the Series A Purchase Agreement and the Series B Purchase Agreement, as the case may be), or in any other documents or agreements contemplated hereby or thereby, and (iii) untimely filing of tax returns, delay in tax payments, and underpaid or overdue tax payments by any Group Company in respect of the individual income tax withholding obligations of any Group Company, provided, however, that such Investors shall firstly require the Covenantors other than the Founders to indemnify them according to this Section. The agreements in this Section shall survive any termination of the Series A Purchase Agreement and the Series B Purchase Agreement, as the case may be.

(b) Definition of Losses and Indemnification Cap. For the purpose of this Section, “Losses” means all losses, liabilities, damages, deficiencies, diminution in value, suits, debts, obligations, interest, penalties, expenses, judgments or settlements of any nature or kind, including all costs and expenses related thereto, including without limitation reasonable attorneys’ fees and disbursements, court costs, amounts paid in settlement and expenses of investigation, whether at law or in equity, whether known or unknown, foreseen or unforeseen, of any kind or nature. For the purpose of this Section, “Indemnification Cap” shall mean the respective purchase price actually paid by the Investors for the subscription of the Series A Preferred Shares or the Series B Preferred Shares at the Series A Closing Date or the Series B Closing Date, as the case may be.

(c) Founders’ Specific Indemnification. The Founders shall jointly and severally indemnify the Group Companies from and against the Losses the Group Companies may suffer resulting from, arising out of, relating to or caused by the Founder’s personal liability-related disputes, litigations or proceedings involving or having an adverse impact on any of the Group Companies. In fulfilling the aforesaid indemnification liabilities, any Founder shall have the discretion to choose either his respective equity interest in the Group Companies or other non-stock assets owned by such Founder for the indemnification, provided that the fair market value of the equity interest in the Group Companies or the non-stock assets held by such Founder shall be determined by an independent appraiser selected jointly by the Indemnified Parties and such indemnifying Founder.

11.	GENERAL PROVISIONS.

11.1 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing in English and shall be given either personally or by sending it by express courier service, fax, electronic mail or similar means to the address as shown below the signature of such party on the signature page of this Agreement (or at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties to this Agreement given in accordance with this Section). Where a notice is sent by express courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by express service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of three (3) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

11.2 Entire Agreement. This Agreement, the Series D Purchase Agreement, and any other Transaction Agreements, together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

11.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong.

11.4 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

11.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

11.6 Successors and Assigns. Subject to the provisions of Section 7.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

11.7 Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

11.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

11.9 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

11.10 Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by Affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

11.11 Shareholders Agreement to Control. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Restated Articles, the terms of this Agreement shall prevail as between the shareholders of the Company only and the shareholders agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Restated Articles so as to eliminate such inconsistency.

11.12 Dispute Resolution.

(a) Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 11.12(b) shall apply.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre (the “Centre”) in accordance with the UNCITRAL Arbitration Rules in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three arbitrators; one (1) of whom shall be appointed by the Investor, one (1) of whom shall be appointed by the Group Companies, and the third arbitrator, who shall be the presiding arbitrator, shall be appointed by the Centre. The language of the arbitration shall be English.

11.13 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

11.14 Further Assurances. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement. The Group Companies agree to use their reasonable best efforts to ensure that the rights granted under this Agreement to the Holders are effective and that Holders enjoy the benefits thereof. The Group Companies shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed by the Group Companies, but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such actions as may be necessary or reasonably requested by a Holder in order to protect the rights of a Holder hereunder against impairment.

11.15 Rights Cumulative. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

11.16 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

11.17 No Presumption. The parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any party or its counsel.

11.18 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as a deed on the date and year first above written.

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SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by
Directouch Holdings Limited

(Incorporated in the Cayman Islands)

/s/ CHEN Haozhi		(seal affixed)

Authorised Signatory
Name:	CHEN Haozhi Director
Title:

Address: Room 2001, 17/F, Building 3, No. 6, Futong East Street, Chaoyang District, Beijing

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Signed, sealed and delivered as a deed by
Directouch Management Limited

(Incorporated in Hong Kong)

/s/ CHEN Haozhi		(seal affixed)

Authorised Signatory
Name: Title:	CHEN Haozhi Director

Address: Address: Room 2001, I7/F, Building 3, No. 6, Futong East Street, Chaoyang District, Beijing

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by
Beijing Chukong Aipu Technology Co., Ltd.

(Incorporated in the PRC)

/s/ CHEN Haozhi		(seal affixed)

Authorised Signatory
Name: Title:	CHEN Haozhi Legal Representative

Address: Room 2001, 17/F, Building 3, No. 6, Futong East Street, Chaoyang District, Beijing

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by
Beijing Chukong Technology Co., Ltd.

(Incorporated in the PRC)

/s/ CHEN Haozhi		(seal affixed)

Authorised Signatory
Name: Title:	CHEN Haozhi Legal Representative

Address: Room 2001, 17/F, Building 3, No. 6, Futong East Street, Chaoyang District, Beijing

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by
Beijing Wan’ai Technology Co., Ltd.

(Incorporated in the PRC)

/s/ CHEN Haozhi		(seal affixed)

Authorised Signatory
Name: Title:	CHEN Haozhi Legal Representative

Address: Room 501S, 5/F, No. 36 Chuan.gye Thong Road, Haidian District, Beijing

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by
Chengdu Chukong Technology Co., Ltd.

(Incorporated in the PRC)

/s/ LIU Guanqun		(seal affixed)

Authorised Signatory
Name:	LIU Guanqun

Address: Address: Room 2001, 17/F, Building 3, No. 6, Futong East Street, Chaoyang District, Beijing

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by
Xiamen Yaji Software Co., Ltd.

(Incorporated in the PRC)

/s/ CHEN Haozhi		(seal affixed)

Authorised Signatory
Name:	CHEN Haozhi
Title:	Legal Representative

Address: Room 2001, 17/F, Building 3, No. 6, Futong East Street, Chaoyang District, Beijing

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by
Beijing Tianshengchengye Information Technology Co., Ltd.

(Incorporated in the PRC)

/s/ CHEN Haozhi		(seal affixed)

Authorised Signatory
Name:	CHEN Haozhi

Address: Room 2001, 17/F, Building 3, No. 6, Futong East Street, Chaoyang District, Beijing

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by
Directouch Success Partners Limited

(Incorporated in the British Virgin Islands)

/s/ MA Fei		(seal affixed)

Authorised Signatory
Name:	MA Fei
Title:	Sol Shareholder

Address: Room 2001, 17/F, Building 3, No. 6, Futong East Street, Chaoyang District, Beijing

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by
Directouch Group Limited

(Incorporated in the British Virgin Islands)

/s/ CHEN Haozhi		(seal affixed)

Authorised Signatory
Name:	CHEN Haozhi
Title:	Sol Shareholder

Address: Room 2001, 17/F, Building 3, No. 6, Futong East Street, Chaoyang District, Beijing

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by
Directouch Development Group Limited

(Incorporated in the British Virgin Islands)

/s/ LIU Guanqun		(seal affixed)

Authorised Signatory
Name:	LIU Guanqun
Title:	Sol Shareholder

Address: Room 2001, 17/F, Building 3, No. 6, Futong East Street, Chaoyang District, Beijing

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Signed. sealed and delivered as a deed by
MA Fei

/s/ MA Fei

Address: Room 2001, 17/F, Building 3, No. 6, Futong East Street, Chaoyang District, Beijing

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Signed. sealed and delivered as a deed by
CHEN Haozhi

/s/ CHEN Haozhi

Address: Room 2001, 17/F, Building 3, No. 6, Futong East Street, Chaoyang District, Beijing

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Signed. sealed and delivered as a deed by
LIU Guanqun

/s/ LIU Guanqun

Address: Room 2001, 17/F, Building 3, No. 6, Futong East Street, Chaoyang District, Beijing

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by
Brightfish Investment Ltd

(Incorporated in the Cayman Islands)

/s/ Authorised Signatory
Authorised Signatory
Name:

Address: 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands

with a copy to

Address: Suites 1702-03, 17/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong

Attn: Director

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by

GGV CAPITAL IV L.P.
By:	GGV Capital IV L.L.C., its General Partner

By:	/s/ Hany Nada
Name:	Hany Nada
Title:	Managing Director

Address:	2494 Sand Hill Road, Suite 100
Menlo Park, CA 94025, U.S.A.
Attn:	Stephen Hyndman
with a copy to
Address:	Unit 3501, IFC II,
8 Century Avenue
Shanghai 200120, P. R. C
Attn:	Jenny Lee

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by

GGV CAPITAL IV ENTREPRENEURS FUND L.P.
By:	GGV Capital IV L.L.C., its General Partner

By:	/s/ Hany Nada
Name:	Hany Nada
Title:	Managing Director

Address:	2494 Sand Hill Road, Suite 100
Menlo Park, CA 94025, U.S.A.
Attn:	Stephen Hyndman
with a copy to
Address:	Unit 3501, IFC II,
8 Century Avenue
Shanghai 200120, P. R. C
Attn:	Jenny Lee

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by

GGV CT Limited

By:	/s/ Lee Hong Wei, Jenny
Name:	Lee Hong Wei, Jenny
Title:	Director

Address:	2494 Sand Hill Road, Suite 100
Menlo Park, CA 94025, U.S.A.
Attn:	Stephen Hyndman
with a copy to
Address:	Unit 3501, IFC II,
8 Century Avenue
Shanghai 200120, P. R. C
Attn:	Jenny Lee

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by
Steamboat Ventures V, L.P.

(Incorporated in Cayman Islands)

By:	Steamboat Ventures Manager V, L.P.
Its:	General Partner

By:	Steamboat Ventures GP V, Ltd.
Its:	General Partner	(seal affixed)

/s/ Liping Fan
Authorised Signatory
Name:	Liping Fan
Capacity:	Director

Address:	3601 West Olive Avenue, Suite 650
Burbank, CA 91505, USA

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by

Northern Light Venture Capital 11, Ltd.

(Incorporated in Cayman Islands)

(seal affixed)

/s/ Jeffrey D. Lee
Authorised Signatory
Name:	Jeffrey D. Lee
Capacity:	Director

Address: Suite 1720, Hutchison House, 10 Harcourt Road, Central, Hong Kong

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

Executed as a deed by

Sequoia Capital 2010 CV Holdco, Ltd.

(Incorporated in Cayman Islands)

(seal affixed)

/s/ Kok Wai Yee
Authorised Signatory
Name:	Kok Wai Yee
Capacity:	Authorized Signatory

SIGNATURE PAGE TO SERIES D PREFERRED SHARE PURCHASE AGREEMENT

SCHEDULE A

FOUNDERS

1. CHEN Haozhi with PRC identification number

2. LIU Guanqun with PRC identification number

3. MA Fei with PRC identification number

SCHEDULE B

DEED OF ADHERENCE

This Deed of Adherence (this “Deed of Adherence”) is executed as a deed by the undersigned (the “New Shareholder”) pursuant to the terms of that certain Third Amended and Restated Shareholders Agreement dated October 18, 2013 (the “Agreement”) by and among Directouch Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Company”) and, among others, certain of its shareholders, and in consideration of the Shares (as defined below) subscribed for, pledged to, transferred to or issued to the New Shareholder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

NOW THIS DEED WITNESSES as follows:

1. Acknowledgement. The New Shareholder acknowledges that the Proposed Transferee is acquiring [number] [Preferred/Ordinary] shares of the Company (the “Shares”), subject to the terms and conditions of the Agreement.

2. Agreement. Immediately upon transfer or issuance of the Shares, the New Shareholder (i) agrees that the Shares acquired by New Shareholder shall be bound by and subject to the terms of the Agreement applicable to the Ordinary Holders (as defined in the Agreement), and (ii) hereby adopts the Agreement with the same force and effect as if the New Shareholder were originally the Ordinary Holders.

3. Notice. Any notice required or permitted by the Agreement shall be given to the New Shareholder at the address listed beside the New Shareholder’s signature below.

4. Governing Law. This Deed of Adherence is governed by, and shall be construed in all respects in accordance with, Hong Kong law.

IN WITNESS whereof the Proposed Transferee has executed this Deed of Adherence on             , 20    .

If the Proposed Transferee is an individual

SIGNED, SEALED AND DELIVERED	)
by [Name of the Individual]	)
in the presence of:	)
Address:	)
Fax:	)

OR

If the Proposed Transferee is a company

SEALED with the Common Seal of	)
[Name of the Company]	)
and SIGNED by:	)
in the presence of:	)
Address:	)
Fax:	)

SCHEDULE C

PFIC ANNUAL INFORMATION STATEMENT

PFIC Annual Information Statement pursuant to U.S. Treasury Regulation § 1.1295-1(g).

                                          (the “Company”) hereby represents that:

1.	This PFIC Annual Information Statement applies to the Company’s taxable year beginning on and ending on ,

2.	The pro rata shares of the Company’s ordinary earnings and net capital gain attributable to the U.S. shareholder (directly or indirectly through any other entity that holds the investment in the Company) for the taxable year specified in paragraph (1) are:

Ordinary Earnings:	U.S.$
Net Capital Gains:	U.S.$

3.	The amount of cash and the fair market value of other property distributed or deemed distributed by the Company to the U.S. shareholder during the taxable year specified in paragraph (1) are as follows:

Cash: U.S.$

Fair Market Value of Property: U.S.$

4.	The Company will permit the U.S. shareholder to inspect and copy the Company’s permanent books of account, records, and such other documents as may be maintained by the Company that are necessary to establish that the Company’s ordinary earnings and net capital gain are computed in accordance with US Federal income tax principles, and to verify these amounts and the U.S. shareholders direct or indirect pro rata shares thereof.

[Must be signed by an authorized representative of the Company]

By:
Title:
Date:

SCHEDULE D-1

LIST OF SERIES B INVESTORS

Steamboat Ventures V, L.P.

Northern Light Venture Capital II, Ltd.

Sequoia Capital 2010 CV Holdco, Ltd.

SCHEDULE D-2

LIST OF SERIES C INVESTORS

GGV CAPITAL IV L.P.

GGV Capital IV Entrepreneurs Fund L.P.

Steamboat Ventures V, L.P.

Northern Light Venture Capital II, Ltd.

Sequoia Capital 2010 CV Holdco, Ltd.

SCHEDULE D-3

LIST OF SERIES D INVESTORS

Brightfish Investment Ltd

GGV CAPITAL IV L.P.

GGV Capital IV Entrepreneurs Fund L.P.

GGV CT Limited

Steamboat Ventures V, L.P.

Northern Light Venture Capital II, Ltd.